As filed with the Securities and Exchange Commission on January 12, 2001
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                    --------

                              AEROFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                                     11-1974412
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


35 South Service Road                              Michael Gorin, President
Plainview, New York 11803                          Aeroflex Incorporated
(516) 694-6700                                     35 South Service Road
(Address, including zip code and telephone         Plainview, New York 11803
number, including area code, of registrant's       (516) 694-6700
principal executive offices)                       (Name address and telephone
                                                   number, including area code,
                                                   of agent for service)

                                   Copies to:
                            Nancy D. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering [ ].

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                        Proposed              Proposed Maximum
   Title of Each Class of       Amount to be         Maximum Offering        Aggregate Offering         Amount of
Securities to be Registered      Registered         Price Per Security (1)          Price             Registration Fee
---------------------------     ------------        ------------------       ------------------      ----------------
Common Stock, $.10 par value     550,000                   $21.375                $11,756,250             $3,104

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price of each share of the Registrant's Common Stock is estimated to be the average of the high and low sale prices of a share as of a date five business days before the filing of this Registration Statement. Accordingly, the Registrant has used $21.375 as such price per share, which is the average of the high of $22.875 and $19.875 reported by the Nasdaq National Market on January 10, 2001.
--------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to Completion, Dated January 12, 2001

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 550,000 Shares

                              AEROFLEX INCORPORATED

                                  Common Stock

The selling stockholders are selling up to 550,000 shares of common stock. The shares may be offered directly, through agents on their behalf or through underwriters or dealers.

We will bear the expenses in connection with the offering, including filing fees and our legal and accounting fees, estimated at $20,000.

The common stock is quoted on the Nasdaq National Market under the symbol ARXX. On January 10, 2001, the last reported sales price of the common stock on the Nasdaq National Market was $22.75.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 1 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is_______, 2001.

                                TABLE OF CONTENTS

    RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .  1

    FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . .  6

    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .  7

    PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . . . . .  7

    DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . .  7

    ABOUT AEROFLEX INCORPORATED  . . . . . . . . . . . . . . . . .  8

    SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . .   9

    PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .  9

    LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 10

    EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    WHERE YOU CAN FIND MORE INFORMATION ABOUT US . . . . . . . . . 11

As used in this prospectus, the terms "we," "us," "our," and "Aeroflex" mean Aeroflex Incorporated and its subsidiaries, unless we specify otherwise.

We are incorporated under the laws of the state of Delaware. Our executive offices are located at 35 South Service Road, Plainview, New York, 11803 and our telephone number is (516) 694-6700.

PIMIC and Commercial RadHard are our trademarks. All other trademarks mentioned in this prospectus are the property of their respective owners.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                  RISK FACTORS

You should carefully consider the factors described below and other information contained in this prospectus before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please refer to "Forward-Looking Statements" on page 6.


Changes in technology may adversely affect our operating results.

The markets for most of our products change rapidly because of technological innovation, evolving industry standards and new product introductions and enhancements. Sales of our products depend in part on the continuing development and use of microelectronic modules, integrated circuits and interconnect and testing products. We cannot guarantee that demand for our products will not be reduced by new developments in the

--  fiber optics;
--  broadband cable;
--  wireless; and
--  satellite markets.

Our success depends on our ability to enhance our existing products and to develop and introduce innovative new products on a timely basis that gain market acceptance. We cannot guarantee that we will successfully integrate new technologies into our products or develop new products in a timely manner.

Gross margins for our products may decline over time.

Average selling prices for our products may decline over time. Many of our manufacturing costs are fixed. For a given level of sales, if our manufacturing costs decline, our gross margins would improve, and if our manufacturing costs increase, our gross margins would decline. Our operating results suffer when gross margins decline. We have also experienced cost overruns on some of our fixed-price contracts in the past and we cannot guarantee that we will not have cost overruns in the future. We may experience these problems in the future and we cannot predict when they may occur or their severity.

Our failure to obtain a return on our investments in design and engineering may cause our business to suffer.

We make significant investments in design and engineering of new products for our customers without requiring them to commit to any future purchase of such products. If we fail to receive initial or follow-on orders, it may have a material adverse effect on our business, operating results and financial condition.

Our products could contain defects, which could subject us to product liability claims or reduce product sales.

Our sales of products and systems may subject us to product liability and related claims. A product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Complex products, like those we sell, may contain defects or failures. There can be no assurance that, despite testing of our products, errors will not be found in products after shipment, resulting in

--  loss of market share;
-- failure to achieve market acceptance; or -- product liability claims.

Although we have product liability insurance, we cannot guarantee that our insurance coverage will apply to a particular claim or that we have enough insurance coverage if someone makes a significant claim.

Our operating results may fluctuate significantly on a quarterly basis.

Our sales, earnings and other operating results have fluctuated significantly in the past, and we expect this trend will continue. Factors which affect our results include:

-- the timing, cancellation or rescheduling of customer estimates, orders and shipments;
--   the  pricing and mix of products sold;
--   new  product  introductions  by us;
--   our  ability  to  obtain   components  and   subassemblies   from  contract
     manufacturers   and  suppliers;   and
--   variations in manufacturing efficiencies.

Many of these factors are beyond our control. Historically, the fourth quarter of our fiscal year has been our strongest. Our performance in any one fiscal quarter is not necessarily indicative of any financial trends or future performance.

We face challenges in managing our growth.

We develop, manufacture and market diverse products. The growth in the size and complexity of our business and the expansion of our product lines and customer base have placed significant demands on our management and operations, and we expect that they will continue to place such demands. Our ability to compete effectively and to manage future growth will depend on our ability to continue to implement and improve operational and financial systems on a timely basis. We cannot guarantee that we will be able to manage our future growth. If we cannot, it could have a material adverse effect on our business, operating results and financial condition.

Our business may suffer if we fail to protect our intellectual property.

Our success depends upon our intellectual property rights. We own several patents, patent licenses and trademarks. We rely on a combination of :

--  trade secret, patent, copyright and trademark laws;
-- employee and third-party nondisclosure agreements; and -- limiting access to and distribution of proprietary information.

Trade secret, copyright and trademark laws provide limited protection. These laws, combined with the steps we take to protect our proprietary rights, may not be enough to prevent our loss of those rights. Also, these protections do not prevent our competitors from independently developing products similar or superior to our products and technologies. To further develop our services or products, we may need to acquire licenses for intellectual property to avoid infringing on a third party's product. These licenses may not be available on commercially reasonable terms, if at all. Our failure or inability to protect our proprietary technology or to obtain appropriate licenses could have a material adverse effect on our business, operating results or financial condition.

We also cannot guarantee that in the future, third parties will not claim that we infringed on their intellectual property. Asserting our rights or defending against third party claims could involve substantial costs and diversion of resources, which could materially and adversely affect us. If a third party is successful in a claim that one of our products infringed its proprietary rights, we may have to

--   pay substantial royalties or damages;
--   remove our product from the marketplace; or
-- spend substantial amounts to modify the product so that it no longer infringes those proprietary rights.

A large  percentage  of our sales are to a small group of  customers.

In fiscal 2000, our sales to Teradyne were 11.0% and our sales to Lockheed Martin were 10.5% of our total net sales. In addition, a significant amount of our sales are from a limited group of customers, including

--   contractors  of the United States Department of Defense;
--   Nortel  Networks  Corp.;
--   Motorola Inc.;
--   Hughes Space & Communications Corp.;
--   Raytheon Co.; and
--   Northrop Grumman Corp.

We expect that we will continue to sell products to a relatively small group of customers. As a result, any cancellation, reduction or delay in orders by or shipments to any significant customer, as a result of manufacturing or supply difficulties or otherwise, or the inability of any customer to finance its purchases of our products would materially adversely affect our business, operating results and financial condition.

In addition, although our sales to the defense market have declined from 74% in fiscal 1995 to 32% in fiscal 2000, our sales could be materially adversely impacted by a decrease in defense spending by the United States government because of defense budget cuts, general budgetary constraints or otherwise. The United States defense budget has been reduced and may be further reduced. Fewer available defense industry production programs, together with continued pricing pressure on follow-on orders for programs on which we participate, may result in decreased sales of our defense products. Also, defense contracts frequently contain provisions that are not standard in commercial transactions, such as provisions which allow a contract to be canceled if funding for a program is reduced or canceled.

We may not be able to  continue  to  attract  and retain qualified  employees.

Our future  success  depends on our  ability  to  attract  and retain  qualified

--      engineering;
--      management;
--      manufacturing;
--      quality assurance;
--      marketing; and
--      support personnel.

Competition for these personnel is intense. We cannot guarantee that we will be able to continue to attract and retain these personnel.

Our recent acquisitions and possible future acquisitions may disrupt our business.

In September 2000, we acquired all of the assets of Amplicomm, Inc. and in October 2000, we acquired all of the issued and outstanding stock of two companies, Altair Aerospace Corporation and RDL, Inc. In the normal course of our business, we evaluate potential acquisitions of businesses, product lines and technologies that could complement or expand our business. In connection with our recent acquisitions and any future acquisition we do not know whether we will be able to

--      successfully negotiate the terms of the acquisition;
--      successfully finance the acquisition;
-- successfully integrate an acquired business, product line, or technology into our existing business or product lines to fully benefit from an acquisition; or
--      retain key personnel previously associated with the acquired businesses.

Negotiating potential acquisitions and integrating acquired businesses could divert management's time and resources. In addition, in completing future mergers or acquisitions, we may issue a significant number of shares of common stock or incur significant additional indebtedness, which could dilute our earnings or the book value per share of our common stock.

We rely on a limited number of suppliers and contract manufacturers.

We rely on contract manufacturers and suppliers to provide us with services and materials necessary for our manufacture of products. In some cases we rely on sole source suppliers or limited groups of suppliers. Selected ceramic substrates which are supplied to us by Coors Ceramics Co. are sole source items. Our reliance on contract manufacturers and on sole source suppliers involves several risks, including

-- a potential inability to obtain critical materials or services; and -- reduced control over
        --    production costs;
        --    delivery schedules;
        --    reliability; and
        --    quality of components or subassemblies.

Our inability to obtain timely deliveries of acceptable quality, or any other circumstance that would require us to seek alternative contract manufacturers or suppliers, could affect our ability to timely deliver products to customers. This in turn would have a material adverse affect on our business, operating results and financial condition. In addition, if our contract manufacturers' or suppliers' costs increase and they pass their cost increase through to us, we may suffer losses if we cannot recover those cost increases under fixed price production commitments to our customers.

Our stock price may be volatile.

The stock market in general, and the market for shares of technology companies in particular, have experienced extreme price fluctuations. These price fluctuations are often unrelated to the operating performance of the affected companies. Many technology companies, including our company, have experienced dramatic volatility in the market prices of their common stock. If our future operating results are below the expectations of stock market analysts and investors, our stock price may decline. We cannot be certain that the market price of our common stock will remain stable in the future. Our stock price may undergo fluctuations that are material, adverse and unrelated to our performance. In addition, our stock began trading on the Nasdaq Stock Market in March 2000 and we have a limited trading history on that market.

Our certificate of incorporation and bylaws include antitakeover provisions which may deter or prevent a takeover attempt.

Some provisions of our certificate of incorporation and bylaws and provisions of Delaware law may discourage takeover attempts and hinder a merger, tender offer or proxy contest targeting us, including transactions in which stockholders might receive a premium for their shares. This may limit your ability as a stockholder to approve a transaction that you may think is in your best interest. These provisions include:

-- Classified Board of Directors. Our certificate of incorporation provides for a board which is divided into three classes so not all of the directors are subject to election at the same time. As a result, someone who wishes to take control of our company by electing a majority of the board of directors must do so over a two year period.

-- Shareholder Rights Plan. We have adopted a rights plan which provided for a dividend distribution of one right for each share to holders of record of common stock on August 31, 1998. The rights become exercisable in the event any person or group accumulates 20% or more of our common stock, or if any person or group announces an offer which would result in it owning 20% or more of our common stock and our management does not approve of the proposed ownership.

-- Employment Contracts. The employment agreements between us and each of Harvey R. Blau, Michael Gorin, Leonard Borow and Carl Caruso provide that in the event there is a change in control of Aeroflex, the employee has the option, exercisable within one year in the case of Messrs. Blau, Gorin and Borow and six months in the case of Mr. Caruso of his becoming aware of the change in control, to terminate his employment agreement. Upon such termination, each of Messrs. Blau, Gorin and Borow has the right to receive a lump sum payment equal to his compensation, including any incentive payment, for the remainder of the term of his contract, as well as a tax gross-up payment to cover any excise tax due and Mr. Caruso has the right to receive a lump sum payment equal to his base salary for the remainder of the term of his contract.

--   Delaware   anti-takeover   statute.   Delaware   law   restricts   business
     combinations with stockholders who acquire 15% or more of a company's common stock without the consent of the company's board of directors.

These provisions could reduce the price that certain investors might be willing to pay in the future for shares of our common stock. Moreover, although our ability to issue preferred stock may provide flexibility in connection with possible acquisitions and other corporate purposes, such issuance may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, a majority of our voting stock.


                           FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced under "Where You Can Find More Information About Us" on page 11 contains forward- looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our judgment regarding future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and elsewhere in this prospectus and in the other documents filed with the Commission in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances after the date of this prospectus. We generally identify forward-looking statements with the words "believe", "intend," "plan," "expect," "anticipate," "estimate," "will," "should" and similar expressions.

                                 USE OF PROCEEDS

We will not receive any of the proceeds of this offering.

                           PRICE RANGE OF COMMON STOCK

Our common stock is traded on the Nasdaq National Market under the symbol "ARXX." Prior to March 21, 2000, our common stock was traded on the New York Stock Exchange under the symbol "ARX." The following table sets forth, for the calendar periods indicated, the high and low closing sales prices of our common stock as reported by the Nasdaq National Market since March 21, 2000 and, prior to March 21, 2000, the high and low closing sales prices of our common stock as reported by the New York Stock Exchange, in each case as adjusted to give effect to our five-for-four stock split in July 2000 and our two-for-one stock split in November 2000.



                                                               High      Low
                                                               ----      ---
1998
----
First Quarter. . . . . . . . . . . . . . . . . . . .          $5.85     $3.15
Second Quarter . . . . . . . . . . . . . . . . . . .           5.73      3.40
Third Quarter. . . . . . . . . . . . . . . . . . . .           4.63      2.68
Fourth Quarter . . . . . . . . . . . . . . . . . . .           6.05      3.00

1999
----
First Quarter. . . . . . . . . . . . . . . . . . . .           $7.35    $4.83
Second Quarter . . . . . . . . . . . . . . . . . . .            7.90     5.20
Third Quarter. . . . . . . . . . . . . . . . . . . .            8.63     4.88
Fourth Quarter . . . . . . . . . . . . . . . . . . .            5.43     2.23

2000
----
First Quarter. . . . . . . . . . . . . . . . . . . .          $28.00    $ 3.88
Second Quarter . . . . . . . . . . . . . . . . . . .           19.88     10.40
Third Quarter  . . . . . . . . . . . . . . . . . . .           24.31     12.84
Fourth Quarter . . . . . . . . . . . . . . . . . . .           35.25     20.81

2001
----
First Quarter (through January 10, 2001) . . . . . .          $28.69    $20.31

On January 10 , 2001, the last reported sales price of our common stock, as reported by the Nasdaq National Market, was $22.75 per share. As of January 10, 2001, there were approximately 835 holders of record of our common stock.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. Other than a two-for-one stock split in November 2000 and a five-for-four stock split in July 2000, we have not declared or paid stock dividends on our common stock during the past four years. We intend to retain any future earnings for the development and expansion of our business and for acquisitions and so do not intend to declare or pay any cash dividends in the foreseeable future. In addition, we are a party to a revolving credit, term loan and mortgage agreement which prohibits us from paying cash dividends.

                           ABOUT AEROFLEX INCORPORATED



We design, develop and manufacture microelectronic products and automated test equipment for the broadband communications market. Using our technology base, our products support and enhance the bandwidth, speed and mobility for all sectors of the broadband communications market, including fiber optics, cable, satellite and fixed broadband wireless communications systems. Regardless of our customers' choice of broadband deployment, we provide them with a complete solution for their broadband component needs through our capabilities in thin film interconnects, microelectronics, proprietary radiation tolerant technology and high speed test systems.

Due to the unique dimensional, thermal and electrical capabilities of our passive integrated microelectronic interconnect circuitry, or PIMIC, technology, our products have become an essential component in fiber optic transmitters, receivers and amplifiers, cable amplifiers and point-to-point and point-to-multipoint microwave radios.

We are one of the world's leading manufacturers of space hybrid microcircuits. We hold numerous prime space contractor certifications. Application specific multi-function modules and hybrid designs are highly reliable, small and lightweight.

We produce radiation tolerant integrated circuits. These circuits are used in satellite and other space applications where radiation tolerance is necessary to protect the integrity of the data and the reliability of the components.

We have developed advanced technologies in high speed stimulus/response measurement systems which are used as the basis for increased testing speed of high frequency system on a chip, or SOC, integrated circuits which operate in radio frequency, or RF, and microwave frequency bands. We have developed high-speed receiver, digital signal processing, proprietary software and firmware technology to support data acquisition and presentation measurement systems for satellite payloads, transmit and receive modules and base station testing.

                              SELLING STOCKHOLDERS

The following table sets forth the ownership of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders, and the number of shares which may be offered for resale pursuant to this prospectus. Both of the selling stockholders are officers of our Aeroflex Altair Cybernetics Corporation subsidiary and were officers, directors and stockholders of that company prior to the time we acquired it in October 2000. The selling shareholders received their shares in connection with our acquisition of Aeroflex Altair Cybernetics Corporation and we are registering their shares pursuant to their request in accordance with the terms of the acquisition. Except for the foregoing, neither of the selling stockholders has had any position, office or other material relationship with us or our predecessors or affiliates within the past three years.

The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, the "After Offering" column of the table assumes the sale of all of their shares; however, we do not know that this will actually occur.

         Selling Stockholder                    Number of Shares Owned
         -------------------                    ----------------------
                                         Before Offering       After Offering
                                         ---------------       --------------
Bryant G. Cruse                             302,500                  0
David A. Poole                              247,000                  0
                                            -------                  -
        Total Shares                        550,000                  0
                                            =======                  =


                              PLAN OF DISTRIBUTION

Our shares are traded on the Nasdaq Stock Market National Market System under the symbol ARXX. The shares may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the selling stockholders may be effected in one or more transactions that may take place on the Nasdaq Stock Market National Market System, including ordinary brokers' transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales of securities.

At the time a particular offer of securities is made by or on behalf of the selling stockholders, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York. Harvey R. Blau, a member of the firm, is our Chairman and Chief Executive Officer. As of January 10, 2001, Mr. Blau owns 2,761,230 shares of our common stock, including options to purchase 2,511,390 shares of common stock granted pursuant to certain of our stock option plans, 118,944 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership and 11,626 shares owned by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan. Other members of the firm own an aggregate 1,800 shares of our common stock. For the year ended June 30, 2000, we paid approximately $324,000 in legal fees to the firm.

                                     EXPERTS

The consolidated financial statements of Aeroflex Incorporated and subsidiaries as of June 30, 2000 and 1999, and for each of the years in the three-year period ended June 30, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549, and at the SEC's public reference rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's Website at "http://www.sec.gov."

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information about us and the shares, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain a copy of the registration statement, or any of our other filings with the SEC, from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference are:

--      Our annual report on Form 10-K for our fiscal year ended June 30, 2000;
-- Our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2000;
--      Our proxy statement filed on October 2, 2000; and
-- The description of our common stock contained in the registration statement on Form 8-A (File No. 0-02324), including all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until the particular offering is completed or after the date of the initial registration statement and prior to the effectiveness of the registration statement:

--      Reports filed under Section 13(a) and (c) of the Exchange Act;
--      Definitive proxy or information statements filed under Section 14 of the
--      Exchange Act in connection with any subsequent stockholders' meeting;
        and
        Any reports filed under Section 15 of the Exchange Act.

You may request a copy of these filings at no cost, by writing or telephoning our secretary at the following address:

    Aeroflex Incorporated
    35 South Service Road
    Plainview, New York 11803
    (516) 694-6700

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

SEC Registration Fee. . . . . . . . . . . . . . . . . $3,104
Accounting Fees and Expenses. . . . . . . . . . . . .  3,000
Legal Fees and Expenses . . . . . . . . . . . . . . .  5,000
Miscellaneous . . . . . . . . . . . . . . . . . . . .  8,896
                                                      ------

  Total. . . . . . . . . . . . . . . . . . . . . . . .$20,000
                                                      =======

Item 15.  Indemnification of Directors and Officers

     Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $50,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $250,000 for each claim. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 16.  Exhibits

     4.1  Specimen  Common  Stock  Certificate  (Incorporated  by  reference  to
          Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 333-46689)

     5    Opinion of Blau,  Kramer,  Wactlar & Lieberman,  P.C.

     23.1 Consent of KPMG LLP

     23.2 Consent  of Blau,  Kramer,  Wactlar &  Lieberman,  P.C.  (included  in
          Exhibit 5 hereof)

     24   Powers of Attorney (included in the signature pages hereof)

-----------
Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report to security holders that is specifically incorporated by reference in the prospectus and to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York on the 11th day of January, 2001.

                                   Aeroflex Incorporated


                                   By:/s/ Harvey R. Blau
                                      ------------------
                                      Harvey R. Blau
                                      Chairman of the Board

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 11 , 2001 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Harvey R. Blau and Michael Gorin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                                 Title

/s/ Harvey R. Blau
------------------------      Chairman of the Board
Harvey R. Blau                (Chief Executive Officer)

/s/ Michael Gorin
------------------------      President and Director
Michael Gorin                 (Chief Financial Officer and Principal Accounting
                               Officer)

/s/ Leonard Borow
------------------------      Executive Vice President, Secretary and Director
Leonard Borow                 (Chief Operating Officer)

/s/ Paul Abecassis
------------------------     Director
Paul Abecassis

/s/ Milton Brenner
------------------------      Director
Milton Brenner

/s/ Ernest E. Courchene, Jr.
------------------------      Director
Ernest E. Courchene, Jr.

/s/ Donald S. Jones
------------------------      Director
Donald S. Jones

/s/ Eugene Novikoff
------------------------      Director
Eugene Novikoff


________________________      Director
John S. Patton